Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:

(1)	Registration Statement (Forms S-8 No. 333-40866) pertaining to the Nanometrics Incorporated Amended and Restated 2003 Employee Stock Purchase Plan

of our reports dated February 25, 2020, with respect to the consolidated financial statements of Onto Innovation Inc. and the effectiveness of internal control over financial reporting of Onto Innovation Inc. included in this Annual Report (Form 10-K) of Onto Innovation Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Iselin, New Jersey

February 25, 2020